As filed with the Securities and Exchange Commission on February 28, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GOODRX HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-5104396
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2701 Olympic Boulevard

Santa Monica, CA 90404 (855) 268-2822

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

GoodRx Holdings, Inc. 2020 Incentive Award Plan

GoodRx Holdings, Inc. 2020 Employee Stock Purchase Plan

(Full title of the plans)

Karsten Voermann

Chief Financial Officer

2701 Olympic Boulevard

Santa Monica, CA 90404 (855) 268-2822

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Marc D. Jaffe

Brian J. Cuneo

Benjamin J. Cohen

Latham & Watkins LLP

885 Third Avenue

New York, NY 10022

(212) 906-1200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 26,701,583 shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of GoodRx Holdings, Inc. (the “Registrant”), issuable under the following employee benefit plans for which registration statements of the Registrant on Form S-8 (File No. 333-249069) and Form S-8 (File No. 333-254184) are effective: (i) the GoodRx Holdings, Inc. 2020 Incentive Award Plan (the “2020 Plan”) and (ii) the GoodRx Holdings, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”).

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statements are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

Item 8. EXHIBITS.

Exhibit Number	Exhibit Description	Form	File Number	Incorporated by Reference Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	8-K	001-39549	9-28-2020	3.1

4.2	Amended and Restated Bylaws	8-K	001-39549	9-28-2020	3.2

4.3	Form of Certificate of Class A Common Stock	S-1/A	333-248465	8-28-2020	4.1

5.1	Opinion of Latham & Watkins LLP					X

23.1	Consent of PricewaterhouseCoopers LLP					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney					X

99.1	GoodRx Holdings, Inc. 2020 Incentive Award Plan	S-8	333-249069	9-25-2020	99.2

99.1.1	Form of Option Agreement pursuant to 2020 Incentive Award Plan	S-1/A	333-248465	9-14-2020	10.3.1

99.1.2	Form of Restricted Stock Unit Agreement pursuant to 2020 Incentive Award Plan	S-1/A	333-248465	9-14-2020	10.3.2

99.1.3	Form of Time-Vesting Restricted Stock Unit Award Agreement (Founders) pursuant to 2020 Incentive Award Plan	S-8	333-249069	9-25-2020	99.2.3

99.1.4	Form of Performance-Vesting Restricted Stock Unit Award Agreement (Founders) pursuant to 2020 Incentive Award Plan	S-8	333-249069	9-25-2020	99.2.4

99.2	GoodRx Holdings, Inc. 2020 Employee Stock Purchase Plan	S-1/A	333-248465	9-14-2020	10.4

107.1	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on this 28th day of February, 2022.

GOODRX HOLDINGS, INC.

By	/s/ Karsten Voermann
Karsten Voermann
Chief Financial Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of GoodRx Holdings, Inc., hereby severally constitute and appoint Douglas Hirsch, Trevor Bezdek and Karsten Voermann, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ Douglas Hirsch Douglas Hirsch	Director and Co-Chief Executive Officer (Principal Executive Officer)	February 28, 2022

/s/ Trevor Bezdek Trevor Bezdek	Director and Co-Chief Executive Officer (Principal Executive Officer)	February 28, 2022

/s/ Karsten Voermann Karsten Voermann	Chief Financial Officer (Principal Financial And Accounting Officer)	February 28, 2022

/s/ Christopher Adams Christopher Adams	Director	February 28, 2022

/s/ Julie Bradley Julie Bradley	Director	February 28, 2022

/s/ Dipanjan Deb Dipanjan Deb	Director	February 28, 2022

/s/ Adam Karol Adam Karol	Director	February 28, 2022

/s/ Jacqueline Kosecoff Jacqueline Kosecoff	Director	February 28, 2022

/s/ Stephen LeSieur Stephen LeSieur	Director	February 28, 2022

/s/ Gregory Mondre Gregory Mondre	Director	February 28, 2022

/s/ Agnes Rey-Giraud Agnes Rey-Giraud	Director	February 28, 2022